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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Plains All American Pipeline, L.P. and PAA Finance Corp. of our report dated February 26, 2004 relating to the consolidated financial statements, which appears in Plains All American Pipeline, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
March 15, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS